As filed with the Securities and Exchange Commission on May 15, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2020

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany,New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 12, 2020. The matters voted upon and the results of the voting were as follows:

Proposal No. 1: The stockholders elected nine directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Votes
DeAnn L. Brunts	32,031,788	631,293	233,236	22,271,562
Charles F. Marcy	31,260,131	1,349,473	286,713	22,271,562
Robert D. Mills	32,108,549	544,358	243,410	22,271,562
Dennis M. Mullen	30,284,022	2,364,101	248,194	22,271,562
Cheryl M. Palmer	32,091,844	572,257	232,216	22,271,562
Alfred Poe	31,521,055	1,121,693	253,569	22,271,562
Kenneth G. Romanzi	31,706,713	933,316	256,288	22,271,562
Stephen C. Sherrill	31,541,404	1,105,764	249,149	22,271,562
David L. Wenner	31,686,789	965,470	244,057	22,271,562

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2020 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes
29,312,543	2,891,812	691,961	22,271,562

Proposal No. 3: The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2021 (fiscal 2020).

For	Against	Abstain	Broker Non-Votes
53,086,458	1,666,868	414,553	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 15, 2020	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary